POWER OF ATTORNEY

We, the undersigned Trustees and officers of the Trust listed on Schedule A hereto, hereby severally constitute and appoint Kenneth R. Leibler, George Putnam, III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of the Trust listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ KENNETH R. LEIBLER	Chair of the Board and Trustee	September 10, 2020
Kenneth R. Leibler

/s/ ROBERT L. REYNOLDS	President and Trustee	September 9, 2020
Robert L. Reynolds

/s/ JONATHAN S. HORWITZ	Executive Vice President,	September 9, 2020
Jonathan S. Horwitz	Principal Executive Officer and
Compliance Liaison

/s/ JANET C. SMITH	Vice President, Principal Financial
Janet C. Smith	Officer, Principal Accounting	September 11, 2020
Officer and Assistant Treasurer

/s/ LIAQUAT AHAMED	Trustee	September 11, 2020
Liaquat Ahamed

/s/ RAVI AKHOURY	Trustee	September 10, 2020
Ravi Akhoury

/s/ BARBARA M. BAUMANN	Trustee	September 9, 2020
Barbara M. Baumann

/s/ KATINKA DOMOTORFFY	Trustee	September 10, 2020
Katinka Domotorffy

/s/ CATHARINE BOND HILL	Trustee	September 9, 2020
Catharine Bond Hill

/s/ GEORGE PUTNAM, III	Trustee	September 9, 2020
George Putnam, III

/s/ MANOJ P. SINGH	Trustee	September 10, 2020
Manoj P. Singh

/s/ MONA K. SUTPHEN*	Trustee	September 9, 2020
Mona K. Sutphen

Schedule A

Registration Statement of Putnam Target Date Funds on Form N-14 relating to the proposed merger of Putnam RetirementReady 2020 Fund with and into Putnam RetirementReady Maturity Fund.

Registration Statement of Putnam Target Date Funds on Form N-14 relating to the proposed merger of Putnam Retirement Advantage 2020 Fund with and into Putnam Retirement Advantage Maturity Fund.